0000
Certificate Number

* 0,000,000 *
Shares

nightfood

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

Par Value $0.001
Common Stock

CUSIP NO. 99999X999

This Certifies That * SPECIMEN *

Is The Owner Of * ZERO *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

NIGHTFOOD HOLDINGS, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

SEAN FOLKSON
Chief Executive Officer

PETER LEIGHTON
Chief Marketing Officer

NIGHTFOOD HOLDINGS, INC.
Corporate Seal
NEVADA

Dated: APRIL 16, 2012
Countersigned and Registered:
BY

ClearTrust, LLC
Transfer Agent

Authorized Signature
www. ClearTrustOnline.com